Exhibit 10.12.2

CONFIDENTIAL	Execution Version

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT TO THE LICENSE AGREEMENT

This Amendment to the License Agreement (the “Amendment”) is made as of October 26, 2015 (the “Amendment Effective Date”).

By and between,

IRONWOOD PHARMACEUTICALS, INC., a company organized and existing pursuant to the Laws of Delaware, and having its principal offices at 301 Binney Street, Cambridge, MA 02142, USA (hereinafter, referred to as “Ironwood”)

and

ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD., a company registered in Ireland, whose registered office is at Clonshaugh Business & Technology Park, Coolock, Dublin, D17 E400, Ireland (the “Partner”).

WITNESSETH

WHEREAS, Partner (as transferee from Almirall, S.A., formerly, Laboratorios Almirall, S.A. (“Almirall”)) and Ironwood are parties to a License Agreement, dated April 30, 2009, as amended (hereinafter, referred to as the “Agreement”), related to the Product (as defined in the Agreement).

WHEREAS, Almirall, Ironwood and Partner entered into that certain Novation Agreement as of the date hereof (the “Novation Agreement”), whereby Partner assumed certain of Almirall’s liabilities and obligations and was assigned certain of Almirall’s rights and benefits under the Agreement in place of and to the exclusion of Almirall, in each case, as of the Effective Time (as defined in the Novation Agreement) and on the terms as set forth in the Novation Agreement.

WHEREAS, the Parties have agreed to further amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties hereby agree as follows:

This Amendment shall be deemed to take effect immediately following the Effective Time (as defined in the Novation Agreement) of the Novation Agreement.  Unless otherwise stated herein, all the definitions contained in the Agreement shall remain valid and applicable to this Amendment.

Article 1 — Definitions

1.1.                      Sections 1.26 (Direct Costs), 1.37 (Fully Absorbed Cost), 1.47 (Indirect Costs) and 1.115 (Transfer Price) of the Agreement are hereby deleted in their entirety and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

replaced with “Reserved.”

1.2.                      Section 1.54 (Ironwood Know-How) of the Agreement is hereby deleted in its entirety and replaced with the following:

““Ironwood Know-How” means (i) Know-How Ironwood Controls as of the Effective Date, including Know-How that has arisen or arises under the Forest Agreement, or that comes into the Control of Ironwood during the Term (other than Joint Know-How) to the extent necessary or useful in the Territory to Develop, Manufacture or Commercialize the Licensed Compound or Product, including without limitation any method of making the Licensed Compound or Product, any composition or formulation of the Licensed Compound or Product, or any method of using or administering the Licensed Compound or Product, and (ii) Collaboration Know-How (other than Joint Know-How) that is invented, conceived or developed by solely employees of Ironwood or its Affiliates, or Third Parties acting on behalf of Ironwood or its Affiliates.”

1.3.                      The penultimate sentence of Section 1.69 (Net Sales) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Net Sales will be determined in accordance with GAAP.”

Article 2 — Manufacturing and Supply

2.1.                      Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“License to Partner.  Subject to the terms and conditions of this Agreement, Ironwood hereby grants to Partner, on the Effective Date, an exclusive license, subject only to the rights reserved to Ironwood to the extent necessary to perform its obligations or exercise its rights hereunder, with the right to sublicense as expressly provided in Section 2.5, under the Ironwood Technology and Ironwood’s interest in the Joint Technology to (i) Develop the Product pursuant to the Development Plan, (ii) Commercialize the Product in the Field in the Territory and (iii) Manufacture (A) Development Materials, (B) Licensed Compound to be included in a Product for Commercialization in the Field in the Territory and (C) Product for Commercialization in the Field in the Territory. Notwithstanding the foregoing, Ironwood reserves the right under the Ironwood Technology to develop and manufacture the Licensed Compound and Product inside or outside of the Territory.”

2.2.                      The first sentence of Section 2.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Right of Reference. Ironwood hereby grants to Partner a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation in the Field in the Territory to the data included in the Collaboration Technology to the extent necessary or useful to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Manufacture, Develop or Commercialize the Licensed Compound or Product solely for IBS-C or CC, and Partner hereby grants to Ironwood (and Ironwood’s partners) such a Right of Reference to the data included in the Collaboration Technology to the extent necessary or useful to Manufacture, Develop or Commercialize the Licensed Compound or Product in the Field throughout the world solely for IBS-C or CC, in each case subject to the terms and conditions of this Agreement.”

2.3.                      Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Manufacture of Products. Partner will be responsible, at its sole cost and expense, for (i) Manufacture of Development Materials in finished form, (ii) API Manufacturing and (iii) the Manufacture of Product for Commercialization in the Territory; provided, however, that nothing in this Agreement will prevent Partner from contracting with the Third Parties listed or described on Schedule 3.3 to perform any such Manufacturing activities.  Partner will perform, and ensure that the Third Parties listed or described on Schedule 3.3 perform, all Manufacturing activities in accordance with GCP, GLP and GMP.”

2.4.                      The attached Schedule 3.3 is hereby appended to the Agreement as a new Schedule 3.3.

Article 3 — Royalties and Other Payments

3.1.                Section 4.2 of the Agreement is hereby amended by adding the following immediately following Section 4.2.6 (and before the last four paragraphs of such Section):

“4.2.7    $[**] upon the first time that Net Sales achieved in the Territory, in aggregate, exceed the amount of €[**] in any Year.”

3.2.                Section 4.3.1 of the Agreement is hereby deleted in its entirety and replaced with “Reserved.”

3.3.                Section 4.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Royalty.  Partner will pay Ironwood royalties based on the aggregate annual Net Sales of Products sold in each Year indicated by Partner or its Affiliates in the Field in the Territory at the rates set forth in the table below for such Year:

Year	Royalty Rate
2015-2017	[**	]%
2018	[**	]%
2019 and thereafter	[**	]%	”

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

3.4.                For clarity, the Year 2015 royalty rate set forth in Section 3.3 hereof shall only apply to aggregate Net Sales of Products sold by Partner or its Affiliates in the Field in the Territory on or after the Amendment Effective Date and shall not apply to any royalty payment obligations accrued under the Agreement prior to the Amendment Effective Date.  Any such royalty payment obligations accrued under the Agreement prior to the Amendment Effective Date shall be subject to the royalty rates under Section 4.3.2 of the Agreement in effect immediately prior to the Amendment Effective Date.

3.5.                Section 4.3.4(a) and Section 4.3.4(b) of the Agreement are hereby deleted in their entirety and replaced with “Reserved.”

3.6.                The last sentence of Section 4.3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In no event will Ironwood be obligated to [**] paid pursuant to this Agreement.”

3.7.                Section 4.3.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.3.5    Calculation of Royalties at End of Year.  At the end of each Year, promptly after the royalty calculation of the royalty owed pursuant to Section 4.3.2 for the fourth Calendar Quarter of the preceding Year, the royalties owed to Ironwood for such Year (the “Annual Royalties”) will be equal to (i) [**] (ii) [**]. The amount of royalties paid with the Quarterly Report provided pursuant to Section 4.4 relating to the fourth Calendar Quarter of each Year will be equal to the Annual Royalties for such Year less the royalties paid for the first three Calendar Quarters of such Year.  In no event will Ironwood be obligated to [**] paid pursuant to this Agreement.”

3.8.                The first sentence of Section 4.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

“All amounts payable and calculations hereunder will be in United States dollars.”

Article 4 — Patent and Trademark Costs

4.1.                      Section 7.4.1 of the Agreement is hereby amended by appending the following to the end of such section:

“Irrespective of which Party is responsible for preparation, filing, prosecuting and maintaining Ironwood Patent Rights and Partner Patent Rights pursuant to this Section 7.4.1, [**] the costs for preparation, filing, prosecuting and maintaining Ironwood Patent Rights and Partner Patent Rights in the Territory.”

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

4.2.                      Section 7.4.4 of the Agreement is hereby amended by appending the following to the end of such section:

“Irrespective of which Party is responsible for obtaining any Patent Term Extensions or undertaking any related filings or other activities pursuant to this Section 7.4.4, [**] the costs of such filings and other activities in the Territory.”

4.3.                      Section 7.5.1 of the Agreement is hereby amended by appending the following to the end of such section:

“Irrespective of which Party is responsible for filing, prosecuting and maintaining Trademarks pursuant to this Section 7.5.1, [**] the costs for filing, prosecuting and maintaining such Trademarks in the Territory.”

4.4.                      Section 7.6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Enforcement. [**] will have the first right (but not the obligation), to enforce [**] under this Agreement against such Infringement; provided, that (i) [**] will have the right to join such proceeding at any time at its own expense (subject to the provisions of Section 7.6.3) and will do so at any time if it is deemed to be a necessary party by the tribunal in which the Infringement is being prosecuted, (ii) [**] will not, without [**]’s prior written consent, take any position with respect to, or compromise or settle, any such Infringement in a way that is reasonably likely to adversely affect the scope, validity or enforceability of the applicable Technology and (iii) [**] will admit the invalidity or unenforceability of any Collaboration Technology which Collaboration Technology is necessary or useful in the Territory to Manufacture, Develop or Commercialize the Licensed Compound or Product or other Technology owned solely by or jointly with [**] without [**]’s prior written consent. In the event [**] declines to prosecute the infringing technology or to defend such claim within [**] (or such shorter period as may be required to comply with legal or regulatory deadlines which relate to such infringement) of becoming aware thereof, [**] will have the right to so enforce or defend. Irrespective of which Party controls an action pursuant to this Section, the Parties will collaborate in the choice of counsel with respect to such action and the comments of the other Party will not be unreasonably rejected with respect to strategic decisions and their implementation with respect to such action. In furtherance of the foregoing, the Party responsible for any such action will keep the other Party reasonably informed, in person or by telephone, regarding the status and costs of such action or proceeding prior to and during any such enforcement. Neither Party will settle any such action without the written consent of the other Party, such consent not to be unreasonably withheld.  Neither Party will incur any liability to the other as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Ironwood Technology,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Partner Technology, or Joint Technology invalid, not infringed, not misappropriated or unenforceable.”

Article 5 — Non-Compete

Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5.2       Restrictions.

5.2.1                     During [**], without the prior written consent of the other Party, neither Party nor such Party’s Affiliates will [**]. Further, during [**], neither [**] will [**].

5.2.2                     During [**], without the prior written consent of [**], neither [**] will [**].

5.2.3                     In the event that either Party or any of its Affiliates [**].

5.2.4                     After [**], and subject to Sections 5.2.2 and 5.2.3, if either Party [**].

5.2.5                     For purposes hereof, (x) [**], and (y) [**].

Article 6 — Addresses

In recognition of the novation of the Agreement by Almirall to Partner pursuant to the Novation Agreement, the address and contact information for service or delivery of notices and other communications to Partner under the Agreement, set forth in Section 10.5.2 of the Agreement, shall be replaced by the following:

“For Partner:

Address:	Allergan Pharmaceuticals International Ltd.
Clonshaugh Business & Technology Park
Coolock
Dublin, D17 E400
Ireland
Fax:	(+1) 862-261-7922
Attention:	Managing Director

With a copy to:

Address:	Allergan plc
Morris Corporate Center III
400 Interpace Parkway
Parsippany, NJ 07054
United States

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Fax:	(+1) 862-261-7922
Attention:	Chief Legal Officer”

Article 7 — [**]

[**].

Article 8 — Extent of the Present Amendment

This Amendment constitutes an integral part of the Agreement. It is expressly understood that the terms and conditions of the Agreement shall remain fully enforceable except where directly and expressly modified by this Amendment.

[Remainder of Page Intentionally Left Blank]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Amendment Effective Date.

IRONWOOD PHARMACEUTICALS, INC.		ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD.

By:	/s/ Thomas Graney	By:	/s/ Alex Nesbitt
Name:	Thomas Graney	Name:	Alex Nesbitt
Title:	CFO	Title:	Director

[Signature Page to the Amendment to License Agreement]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 3.3

APPROVED THIRD PARTY MANUFACTURERS

(i)                                     [**]; and

(ii)                                  [**].